Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 July 23, 2025 FOR IMMEDIATE RELEASE

NextEra Energy reports second-quarter 2025 financial results
•NextEra Energy delivers strong second-quarter 2025 results
•FPL grows regulatory capital employed by nearly 8% year-over-year and continues to keep customer bills low while delivering reliable electricity
•NextEra Energy Resources achieves a strong quarter of new renewables and storage origination, adding 3.2 gigawatts to its backlog, including over 1 gigawatt serving hyperscalers

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2025 second-quarter net income attributable to NextEra Energy on a GAAP basis of $2.028 billion, or $0.98 per share, compared to $1.622 billion, or $0.79 per share, for the second quarter of 2024. On an adjusted basis, NextEra Energy's 2025 second-quarter earnings were $2.164 billion, or $1.05 per share, compared to $1.968 billion, or $0.96 per share, in the second quarter of 2024.

"NextEra Energy delivered strong second-quarter results with adjusted earnings per share increasing by 9.4% year-over-year," said John Ketchum, chairman, president and chief executive officer. "We believe the continued strong financial and operational performance at both FPL and NextEra Energy Resources positions us well to meet our overall objectives for the year. During the quarter, FPL continued to invest in its business to serve Florida's growing population while keeping reliability high and rates low. NextEra Energy Resources had a strong origination quarter, adding 3.2 gigawatts of new renewables and storage to its backlog. We believe we are well positioned to continue delivering for our customers and shareholders and will be disappointed if we are not able to deliver financial results at or near the top of our adjusted earnings per share expectations ranges in each year through 2027, while maintaining our strong balance sheet and credit ratings."

FPL
FPL reported second-quarter 2025 net income of $1.275 billion, or $0.62 per share, compared to $1.232 billion, or $0.60 per share, for the prior-year comparable quarter. FPL's growth in the second quarter of 2025 primarily was driven by continued investment in the business. FPL's capital expenditures were approximately $2 billion for the quarter, and full-year capital investments are expected to be between $8 billion and $8.8 billion. Regulatory capital employed increased by nearly 8% over the same quarter last year.

FPL continues to focus on running the business efficiently and delivering on its strong customer value proposition, which is anchored in making smart capital investments for the benefit of customers, being an industry leader in costs, and delivering high reliability and outstanding customer service while keeping bills low. Serving its customers with a diversified energy mix, FPL continues to operate and invest in the nation's largest gas-fired fleet along with four nuclear units in Florida, which provides the company the flexibility to leverage cost-effective solar and storage to meet the significant demand from the state's growing population.

Last week, the Florida Supreme Court concluded that state regulators properly approved FPL's 2021 settlement agreement by affirming the Florida Public Service Commission's (PSC) Final and Supplemental Final Orders.

On Feb. 28, 2025, FPL initiated its 2025 base rate proceeding. The proposed four-year base rate plan would support continued, long-term investments in cost-effective generation, long-term infrastructure and advanced technology, which improves reliability and helps keep customer bills low. Today, FPL's typical residential bills remain well below the national average and among the lowest of the top 20 investor-owned utilities in the nation. A technical hearing at the Florida PSC is scheduled next month, and FPL expects a final decision in the fourth quarter. If state regulators approve FPL's plan, a typical FPL residential bill would grow at an annual average rate of just 2.5% from 2025 through 2029 and remain approximately 20% below the projected national average.

NextEra Energy Resources
NextEra Energy Resources reported second-quarter 2025 net income attributable to NextEra Energy on a GAAP basis of $983 million, or $0.48 per share, compared to net income attributable to NextEra Energy of $552 million, or $0.27 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the second quarter of 2025 were $1,091 million, or $0.53 per share, compared to $865 million, or $0.42 per share, for the second quarter of 2024.

NextEra Energy Resources had a strong quarter for new renewables and storage origination, adding 3.2 gigawatts (GW) to its backlog, including over 1 GW serving hyperscalers. With these additions, NextEra Energy Resources' backlog now totals nearly 30 GW after taking into account more than 1.1 GW of new projects placed into service since the first-quarter 2025 financial results call in April. NextEra Energy Resources now has approximately 6 GW of projects in its backlog intended to serve technology and data center customers. Including its operating portfolio together with the expected buildout of its backlog, NextEra Energy Resources will have over 10.5 GW serving technology and data center customers across the United States.

Corporate and Other
In the second quarter of 2025 on a GAAP basis, Corporate and Other results decreased $0.04 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other results for the second quarter of 2025 decreased $0.04 per share, compared to the prior-year quarter.

Outlook
NextEra Energy's long-term financial expectations remain unchanged. For 2025, NextEra Energy continues to expect adjusted earnings per share to be in the range of $3.45 to $3.70. For 2026 and 2027, NextEra Energy expects adjusted earnings per share to be in the ranges of $3.63 to $4.00 and $3.85 to $4.32, respectively. NextEra Energy also continues to expect to grow its dividends per share at a roughly 10% rate per year through at least 2026, off a 2024 base.

Conference call information
As previously announced, NextEra Energy's second-quarter 2025 financial results conference call is scheduled for 9 a.m. ET today. The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is one of the largest electric power and energy infrastructure companies in North America and is a leading provider of electricity to American homes and businesses. Headquartered in Juno Beach, Florida, NextEra Energy is a Fortune 200 company that owns Florida Power & Light Company, America's largest electric utility, which provides reliable electricity to approximately 12 million people across Florida. NextEra Energy also owns one of the largest energy infrastructure development companies in the U.S., NextEra Energy Resources, LLC. NextEra Energy and its affiliated entities are meeting America's growing energy needs with a diverse mix of energy sources, including natural gas, nuclear, renewable energy and battery storage. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Adjusted earnings for the periods in this news release exclude the effects of non-qualifying hedges; XPLR Infrastructure, LP net investment gains; differential membership interests-related; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI).

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release. Adjusted earnings does not represent a substitute for net income, as prepared in accordance with GAAP.

NextEra Energy does not provide a quantitative reconciliation of forward-looking adjusted earnings per share to earnings per share, the most directly comparable GAAP financial measure, because certain information needed to reconcile these measures is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying these measures. These items include, but are not limited to, the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources, LLC's nuclear decommissioning funds and other than temporary impairments. These items could significantly impact GAAP earnings per share. Adjusted earnings expectations and other forward-looking statements assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S. and Florida; supportive commodity markets; current forward curves; public policy support for wind, solar, and storage development and construction; market demand and transmission expansion to support wind, solar and storage development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no adverse litigation decisions; and no changes to governmental policies or incentives, including continued applicability of existing Internal Revenue Service tax credit safe harbor guidance. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance and statements concerning future dividends. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory, operational and economic factors on regulatory decisions important to NextEra Energy and FPL; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support clean energy projects of NextEra Energy and FPL and its affiliated entities or the imposition of additional tax laws, tariffs, duties, policies or other costs or assessments on clean energy or equipment necessary to generate, store or deliver it; impact of new or revised laws, regulations, executive orders, interpretations or constitutional ballot and regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal, state and local government regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; impacts on NextEra Energy or FPL of allegations of violations of law; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, storage, transmission and distribution facilities, natural gas and oil production and transportation facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, planning, financing, construction, permitting, governmental approvals and the negotiation of project development agreements, as well as supply chain disruptions; risks involved in the operation and maintenance of electric generation, storage, transmission and distribution facilities, natural gas and oil production and transportation facilities, and other facilities; effect on NextEra Energy and FPL of a lack of growth, slower growth or a decline in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of geopolitical factors, terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low natural gas and oil prices, disrupted production or unsuccessful drilling efforts could impact NextEra Energy Resources, LLC’s (NextEra Energy Resources) natural gas and oil production operations and cause NextEra Energy Resources to delay or cancel certain natural gas and oil production projects and could result in certain assets becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirements services; inability or failure to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation operations on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses or planned license extensions; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; defaults or noncompliance related to project-specific, limited-recourse financing agreements; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's assets and investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; XPLR Infrastructure, LP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in XPLR Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2024 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended June 30, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$4,708	$1,914	$78	$6,700
Operating Expenses
Fuel, purchased power and interchange	946	238	—	1,184
Other operations and maintenance	442	656	122	1,220
Depreciation and amortization	1,080	677	16	1,773
Taxes other than income taxes and other – net	523	106	1	630
Total operating expenses – net	2,991	1,677	139	4,807
Gains (Losses) on Disposal of Businesses/Assets – Net	—	23	(5)	18
Operating Income (Loss)	1,717	260	(66)	1,911
Other Income (Deductions)
Interest expense	(326)	(413)	(321)	(1,060)
Equity in earnings of equity method investees	—	177	—	177
Allowance for equity funds used during construction	40	4	—	44
Gains on disposal of investments and other property – net	—	103	—	103
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	70	—	70
Other net periodic benefit income	—	—	67	67
Other – net	8	41	22	71
Total other income (deductions) – net	(278)	(18)	(232)	(528)
Income (Loss) before Income Taxes	1,439	242	(298)	1,383
Income Tax Expense (Benefit)	164	(352)	(68)	(256)
Net Income (Loss)	1,275	594	(230)	1,639
Net Loss Attributable to Noncontrolling Interests	—	389	—	389
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,275	$983	$(230)	$2,028
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,275	$983	$(230)	$2,028
Adjustments – Pretax:(b)
Net losses associated with non-qualifying hedges	—	215	36	251
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(75)	—	(75)
XPLR Infrastructure, LP investment gains – net	—	2	—	2
Less related income tax benefit(c)	—	(34)	(8)	(42)
Adjusted Earnings (Loss)	$1,275	$1,091	$(202)	$2,164
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.62	$0.48	$(0.12)	$0.98
Adjustments – Pretax:(b)
Net losses associated with non-qualifying hedges	—	0.10	0.02	0.12
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.03)	—	(0.03)
XPLR Infrastructure, LP investment gains – net	—	—	—	—
Less related income tax benefit(c)	—	(0.02)	—	(0.02)
Adjusted Earnings (Loss) Per Share	$0.62	$0.53	$(0.10)	$1.05
Weighted-average shares outstanding (assuming dilution)				2,061

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses associated with non-qualifying hedges	$161	$0.07	$28	$0.02	$189	$0.09
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(54)	$(0.02)	$—	$—	$(54)	$(0.02)
	XPLR Infrastructure, LP investment gains – net	$1	$—	$—	$—	$1	$—
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended June 30, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$4,389	$1,645	$35	$6,069
Operating Expenses
Fuel, purchased power and interchange	1,081	223	(24)	1,280
Other operations and maintenance	393	657	121	1,171
Depreciation and amortization	694	703	12	1,409
Taxes other than income taxes and other – net	481	85	2	568
Total operating expenses – net	2,649	1,668	111	4,428
Gains (Losses) on Disposal of Businesses/Assets – Net	—	30	(1)	29
Operating Income (Loss)	1,740	7	(77)	1,670
Other Income (Deductions)
Interest expense	(290)	(298)	(232)	(820)
Equity in earnings of equity method investees	—	158	1	159
Allowance for equity funds used during construction	37	4	—	41
Gains on disposal of investments and other property – net	—	116	—	116
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(89)	—	(89)
Other net periodic benefit income	—	—	66	66
Other – net	2	65	22	89
Total other income (deductions) – net	(251)	(44)	(143)	(438)
Income (Loss) before Income Taxes	1,489	(37)	(220)	1,232
Income Tax Expense (Benefit)	257	(263)	(58)	(64)
Net Income (Loss)	1,232	226	(162)	1,296
Net Loss Attributable to Noncontrolling Interests	—	326	—	326
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,232	$552	$(162)	$1,622
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,232	$552	$(162)	$1,622
Adjustments – Pretax:(b)
Net losses associated with non-qualifying hedges	—	294	43	337
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	87	—	87
XPLR Infrastructure, LP investment gains – net	—	32	—	32
Less related income tax benefit(c)	—	(100)	(10)	(110)
Adjusted Earnings (Loss)	$1,232	$865	$(129)	$1,968
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.60	$0.27	$(0.08)	$0.79
Adjustments – Pretax:(b)
Net losses associated with non-qualifying hedges	—	0.14	0.02	0.16
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	0.04	—	0.04
XPLR Infrastructure, LP investment gains – net	—	0.02	—	0.02
Less related income tax benefit(c)	—	(0.05)	—	(0.05)
Adjusted Earnings (Loss) Per Share	$0.60	$0.42	$(0.06)	$0.96
Weighted-average shares outstanding (assuming dilution)				2,058

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses associated with non-qualifying hedges	$221	$0.11	$33	$0.02	$254	$0.13
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$68	$0.03	$—	$—	$68	$0.03
	XPLR Infrastructure, LP investment gains – net	$24	$0.01	$—	$—	$24	$0.01
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Six Months Ended June 30, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$8,705	$4,076	$166	$12,947
Operating Expenses
Fuel, purchased power and interchange	1,881	467	—	2,348
Other operations and maintenance	822	1,315	256	2,393
Depreciation and amortization	1,488	1,349	31	2,868
Taxes other than income taxes and other – net	999	223	3	1,225
Total operating expenses – net	5,190	3,354	290	8,834
Gains (Losses) on Disposal of Businesses/Assets – Net	1	63	(10)	54
Operating Income (Loss)	3,516	785	(134)	4,167
Other Income (Deductions)
Interest expense	(644)	(961)	(1,229)	(2,834)
Equity in earnings (losses) of equity method investees	—	(469)	—	(469)
Allowance for equity funds used during construction	77	5	—	82
Gains on disposal of investments and other property – net	—	101	—	101
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	2	—	2
Other net periodic benefit income	—	—	134	134
Other – net	21	66	57	144
Total other income (deductions) – net	(546)	(1,256)	(1,038)	(2,840)
Income (Loss) before Income Taxes	2,970	(471)	(1,172)	1,327
Income Tax Expense (Benefit)	379	(868)	(288)	(777)
Net Income (Loss)	2,591	397	(884)	2,104
Net Loss Attributable to Noncontrolling Interests	—	758	—	758
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,591	$1,155	$(884)	$2,862
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,591	$1,155	$(884)	$2,862
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	277	663	940
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(7)	—	(7)
XPLR Infrastructure, LP investment gains – net	—	858	—	858
Less related income tax expense (benefit)(c)	—	(284)	(168)	(452)
Adjusted Earnings (Loss)	$2,591	$1,999	$(389)	$4,201
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.26	$0.56	$(0.43)	$1.39
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	0.13	0.33	0.46
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	—	—
XPLR Infrastructure, LP investment gains – net	—	0.42	—	0.42
Less related income tax expense (benefit)(c)	—	(0.14)	(0.09)	(0.23)
Adjusted Earnings (Loss) Per Share	$1.26	$0.97	$(0.19)	$2.04
Weighted-average shares outstanding (assuming dilution)				2,061

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$206	$0.10	$495	$0.24	$701	$0.34
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(5)	$—	$—	$—	$(5)	$—
	XPLR Infrastructure, LP investment gains – net	$643	$0.31	$—	$—	$643	$0.31
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Six Months Ended June 30, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$8,224	$3,509	$68	$11,801
Operating Expenses
Fuel, purchased power and interchange	2,115	419	(48)	2,486
Other operations and maintenance	754	1,349	190	2,293
Depreciation and amortization	997	1,282	28	2,307
Taxes other than income taxes and other – net	943	175	2	1,120
Total operating expenses – net	4,809	3,225	172	8,206
Gains (Losses) on Disposal of Businesses/Assets – Net	—	94	(7)	87
Operating Income (Loss)	3,415	378	(111)	3,682
Other Income (Deductions)
Interest expense	(569)	(470)	(104)	(1,143)
Equity in earnings (losses) of equity method investees	—	341	21	362
Allowance for equity funds used during construction	90	7	—	97
Gains on disposal of investments and other property – net	—	131	—	131
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	40	—	40
Other net periodic benefit income	—	—	104	104
Other – net	4	73	46	123
Total other income (deductions) – net	(475)	122	67	(286)
Income (Loss) before Income Taxes	2,940	500	(44)	3,396
Income Tax Expense (Benefit)	536	(361)	(12)	163
Net Income (Loss)	2,404	861	(32)	3,233
Net Loss Attributable to Noncontrolling Interests	—	657	—	657
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,404	$1,518	$(32)	$3,890
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,404	$1,518	$(32)	$3,890
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	193	(300)	(107)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(44)	—	(44)
Differential membership interests – related	—	6	—	6
XPLR Infrastructure, LP investment gains – net	—	64	—	64
Less related income tax expense (benefit)(c)	—	(44)	76	32
Adjusted Earnings (Loss)	$2,404	$1,693	$(256)	$3,841
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.17	$0.74	$(0.02)	$1.89
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	0.09	(0.14)	(0.05)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.02)	—	(0.02)
Differential membership interests – related	—	—	—	—
XPLR Infrastructure, LP investment gains – net	—	0.03	—	0.03
Less related income tax expense (benefit)(c)	—	(0.02)	0.04	0.02
Adjusted Earnings (Loss) Per Share	$1.17	$0.82	$(0.12)	$1.87
Weighted-average shares outstanding (assuming dilution)				2,057

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$147	$0.07	$(224)	$(0.10)	$(77)	$(0.03)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(24)	$(0.01)	$—	$—	$(24)	$(0.01)
	Differential membership interests – related	$5	$—	$—	$—	$5	$—
	XPLR Infrastructure, LP investment gains – net	$47	$0.02	$—	$—	$47	$0.02
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)
		Preliminary
June 30, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$131	$1,330	$267	$1,728
Customer receivables, net of allowances	1,921	1,948	2	3,871
Other receivables	398	1,075	243	1,716
Materials, supplies and fuel inventory	1,324	875	8	2,207
Regulatory assets	831	27	—	858
Derivatives	11	821	24	856
Other	188	905	164	1,257
Total current assets	4,804	6,981	708	12,493
Other assets:
Property, plant and equipment – net	78,885	66,694	163	145,742
Special use funds	7,193	3,039	—	10,232
Investment in equity method investees	—	5,401	—	5,401
Prepaid benefit costs	2,013	5	582	2,600
Regulatory assets	5,074	248	103	5,425
Derivatives	7	1,601	26	1,634
Goodwill	2,965	1,891	11	4,867
Other	864	8,412	1,160	10,436
Total other assets	97,001	87,291	2,045	186,337
TOTAL ASSETS	$101,805	$94,272	$2,753	$198,830
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$1,327	$—	$2,700	$4,027
Other short-term debt	—	217	550	767
Current portion of long-term debt	1,240	729	3,736	5,705
Accounts payable	1,068	3,052	77	4,197
Customer deposits	677	24	—	701
Accrued interest and taxes	1,017	240	397	1,654
Derivatives	61	832	369	1,262
Accrued construction-related expenditures	692	1,303	1	1,996
Regulatory liabilities	367	7	1	375
Other	604	1,151	608	2,363
Total current liabilities	7,053	7,555	8,439	23,047
Other liabilities and deferred credits:
Long-term debt	26,362	14,641	41,687	82,690
Asset retirement obligations	2,314	1,456	—	3,770
Deferred income taxes	9,728	3,883	(2,197)	11,414
Regulatory liabilities	10,427	192	—	10,619
Derivatives	1	1,898	394	2,293
Other	353	2,872	840	4,065
Total other liabilities and deferred credits	49,185	24,942	40,724	114,851
TOTAL LIABILITIES	56,238	32,497	49,163	137,898
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	49	—	49
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	26,867	24,143	(33,640)	17,370
Retained earnings	17,327	27,569	(11,420)	33,476
Accumulated other comprehensive income (loss)	—	(72)	2	(70)
Total common shareholders' equity	45,567	51,640	(46,410)	50,797
Noncontrolling interests	—	10,086	—	10,086
TOTAL EQUITY	45,567	61,726	(46,410)	60,883
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$101,805	$94,272	$2,753	$198,830

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)
		Preliminary
December 31, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$32	$1,200	$255	$1,487
Customer receivables, net of allowances	1,400	1,934	2	3,336
Other receivables	380	538	262	1,180
Materials, supplies and fuel inventory	1,309	896	9	2,214
Regulatory assets	1,405	11	1	1,417
Derivatives	31	754	94	879
Other	226	1,070	142	1,438
Total current assets	4,783	6,403	765	11,951
Other assets:
Property, plant and equipment – net	76,166	62,526	160	138,852
Special use funds	6,875	2,925	—	9,800
Investment in equity method investees	—	6,118	—	6,118
Prepaid benefit costs	1,954	6	536	2,496
Regulatory assets	4,464	261	103	4,828
Derivatives	9	1,602	163	1,774
Goodwill	2,965	1,890	11	4,866
Other	925	7,667	867	9,459
Total other assets	93,358	82,995	1,840	178,193
TOTAL ASSETS	$98,141	$89,398	$2,605	$190,144
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$1,430	$—	$240	$1,670
Other short-term debt	—	217	—	217
Current portion of long-term debt	1,719	700	5,642	8,061
Accounts payable	996	5,988	(2)	6,982
Customer deposits	669	25	—	694
Accrued interest and taxes	443	252	321	1,016
Derivatives	3	966	104	1,073
Accrued construction-related expenditures	860	1,485	1	2,346
Regulatory liabilities	273	4	2	279
Other	1,102	1,393	522	3,017
Total current liabilities	7,495	11,030	6,830	25,355
Other liabilities and deferred credits:
Long-term debt	25,026	14,389	32,970	72,385
Asset retirement obligations	2,276	1,395	—	3,671
Deferred income taxes	9,438	4,206	(1,895)	11,749
Regulatory liabilities	10,465	170	—	10,635
Derivatives	4	1,813	191	2,008
Other	361	2,506	613	3,480
Total other liabilities and deferred credits	47,570	24,479	31,879	103,928
TOTAL LIABILITIES	55,065	35,509	38,709	129,283
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	401	—	401
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	26,868	16,829	(26,437)	17,260
Retained earnings	14,835	26,414	(8,303)	32,946
Accumulated other comprehensive income (loss)	—	(114)	(12)	(126)
Total common shareholders' equity	43,076	43,129	(36,104)	50,101
Noncontrolling interests	—	10,359	—	10,359
TOTAL EQUITY	43,076	53,488	(36,104)	60,460
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$98,141	$89,398	$2,605	$190,144

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Six Months Ended June 30, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$2,591	$397	$(884)	$2,104
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,488	1,349	31	2,868
Nuclear fuel and other amortization	74	73	18	165
Unrealized losses (gains) on marked to market derivative contracts – net	—	326	677	1,003
Foreign currency transaction losses (gains)	—	1	55	56
Deferred income taxes	141	(358)	(295)	(512)
Cost recovery clauses and franchise fees	(159)	—	—	(159)
Equity in losses (earnings) of equity method investees	—	469	—	469
Distributions of earnings from equity method investees	—	181	—	181
Losses (gains) on disposal of businesses, assets and investments - net	(1)	(164)	10	(155)
Recoverable storm-related costs	(346)	—	—	(346)
Other – net	17	118	95	230
Changes in operating assets and liabilities:
Current assets	(461)	(46)	6	(501)
Noncurrent assets	(83)	(50)	(50)	(183)
Current liabilities	587	(306)	240	521
Noncurrent liabilities	(7)	21	203	217
Net cash provided by operating activities	3,841	2,011	106	5,958
Cash Flows From Investing Activities
Capital expenditures of FPL	(4,285)	—	—	(4,285)
Independent power and other investments of NEER	—	(9,056)	—	(9,056)
Nuclear fuel purchases	(98)	(181)	—	(279)
Other capital expenditures	—	—	(6)	(6)
Sale of independent power and other investments of NEER	—	309	—	309
Proceeds from sale or maturity of securities in special use funds and other investments	1,720	874	216	2,810
Purchases of securities in special use funds and other investments	(1,810)	(779)	(471)	(3,060)
Other – net	35	26	(39)	22
Net cash used in investing activities	(4,438)	(8,807)	(300)	(13,545)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	1,996	662	10,338	12,996
Retirements of long-term debt	(1,122)	(530)	(3,508)	(5,160)
Net change in commercial paper	(103)	—	2,460	2,357
Proceeds from other short-term debt	—	—	1,400	1,400
Repayments of other short-term debt	—	—	(850)	(850)
Cash swept from (repayments to) related parties – net	—	(129)	—	(129)
Issuances of common stock/equity units	—	—	22	22
Dividends on common stock	—	—	(2,332)	(2,332)
Dividends & capital distributions from (to) parent – net	(100)	7,325	(7,225)	—
Other – net	(36)	(9)	(99)	(144)
Net cash provided by (used in) financing activities	635	7,319	206	8,160
Effects of currency translation on cash, cash equivalents and restricted cash	—	7	—	7
Net increase (decrease) in cash, cash equivalents and restricted cash	38	530	12	580
Cash, cash equivalents and restricted cash at beginning of period	133	1,008	261	1,402
Cash, cash equivalents and restricted cash at end of period	$171	$1,538	$273	$1,982

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Six Months Ended June 30, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$2,404	$861	$(32)	$3,233
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	997	1,282	28	2,307
Nuclear fuel and other amortization	90	45	17	152
Unrealized losses (gains) on marked to market derivative contracts – net	—	196	(24)	172
Foreign currency transaction losses (gains)	—	—	(32)	(32)
Deferred income taxes	206	350	66	622
Cost recovery clauses and franchise fees	606	—	—	606
Equity in losses (earnings) of equity method investees	—	(341)	(21)	(362)
Distributions of earnings from equity method investees	—	299	23	322
Losses (gains) on disposal of businesses, assets and investments - net	—	(225)	7	(218)
Recoverable storm-related costs	(55)	—	—	(55)
Other – net	(18)	21	9	12
Changes in operating assets and liabilities:
Current assets	(148)	(44)	(188)	(380)
Noncurrent assets	(45)	31	(42)	(56)
Current liabilities	454	(162)	292	584
Noncurrent liabilities	(3)	(2)	108	103
Net cash provided by operating activities	4,488	2,311	211	7,010
Cash Flows From Investing Activities
Capital expenditures of FPL	(4,260)	—	—	(4,260)
Independent power and other investments of NEER	—	(10,023)	—	(10,023)
Nuclear fuel purchases	(148)	(97)	—	(245)
Other capital expenditures	—	—	(106)	(106)
Sale of independent power and other investments of NEER	—	951	—	951
Proceeds from sale or maturity of securities in special use funds and other investments	1,506	546	134	2,186
Purchases of securities in special use funds and other investments	(1,592)	(585)	(372)	(2,549)
Other – net	(30)	(100)	50	(80)
Net cash used in investing activities	(4,524)	(9,308)	(294)	(14,126)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,688	178	11,245	14,111
Retirements of long-term debt	(1,720)	(2,087)	(2,692)	(6,499)
Net change in commercial paper	(445)	—	(27)	(472)
Proceeds from other short-term debt	—	—	3,258	3,258
Repayments of other short-term debt	(55)	—	(800)	(855)
Cash swept from (repayments to) related parties – net	—	(830)	—	(830)
Issuances of common stock/equity units	—	—	20	20
Dividends on common stock	—	—	(2,115)	(2,115)
Dividends & capital distributions from (to) parent – net	(300)	10,261	(9,961)	—
Other – net	(35)	(612)	(171)	(818)
Net cash provided by (used in) financing activities	133	6,910	(1,243)	5,800
Effects of currency translation on cash, cash equivalents and restricted cash	—	(2)	—	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	97	(89)	(1,326)	(1,318)
Cash, cash equivalents and restricted cash at beginning of period	72	1,625	1,723	3,420
Cash, cash equivalents and restricted cash at end of period	$169	$1,536	$397	$2,102

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Year-To-Date
2024 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.10	$0.79	$1.89

FPL – 2024 Earnings Per Share	$0.57	$0.60	$1.17
New investment growth	0.04	0.04	0.08
Other and share dilution	0.03	(0.02)	0.01
FPL – 2025 Earnings Per Share	$0.64	$0.62	$1.26

NEER – 2024 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.47	$0.27	$0.74
New investments	0.12	0.14	0.26
Existing clean energy	(0.03)	(0.02)	(0.05)
NextEra Energy Transmission	0.01	—	0.01
Customer supply	(0.01)	0.06	0.06
Non-qualifying hedges impact	(0.07)	0.04	(0.03)
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	(0.06)	0.05	(0.01)
XPLR Infrastructure, LP investment gains – net	(0.30)	0.01	(0.29)
Other, including interest expense, corporate general and administrative expenses, other investment income and share dilution	(0.05)	(0.07)	(0.13)
NEER – 2025 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.08	$0.48	$0.56

Corporate and Other – 2024 Earnings (Loss) Per Share	$0.06	$(0.08)	$(0.02)
Non-qualifying hedges impact	(0.35)	—	(0.34)
Other, including interest expense and share dilution	(0.03)	(0.04)	(0.07)
Corporate and Other – 2025 Loss Per Share	$(0.32)	$(0.12)	$(0.43)

2025 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.40	$0.98	$1.39

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.